Exhibit 99.1

BSQUARE Reports Second Quarter 2011 Results

Company Continues Investment in New Growth Initiatives

BELLEVUE, WA, August 4, 2011 – BSQUARE Corporation (NASDAQ: BSQR), a leading enabler of smart, connected devices, today announced financial results for the second quarter and six months ended June 30, 2011. Total revenue for the quarter was $23.4 million, down 13% year-over-year, while total revenue for the six months was $49.4 million, up 13%. Net income for the quarter was $21,000, or $0.00 per share, down 99% year-over-year, while net income for the six months was $205,000, or $0.02 per share, down 62%. EBITDA for the quarter was $809,000, or $0.07 per share, down 81% year-over-year, while EBITDA for the six months was $1.9 million, or $0.17 per share, up 2%.

The current quarter was negatively impacted by service project overruns in the amount of $600,000, or $0.05 per share. The year-ago quarter was positively affected by a cost overrun contract amendment signed with the Ford Motor Company in the amount of $2.5 million, or $0.24 per share. The year-ago quarter was also positively affected by the reversal of a loss contract accrual related to the Ford project recorded in the first quarter of 2010 in the amount of $390,000 or $0.04 per share. The year-ago six month results were negatively affected by an auction rate security write down in the amount of $546,000, or $0.05 per share.

Details as follows (in 000’s except per share amounts):

	Three Months Ended			Six Months Ended
	6/30/2011	6/30/2010	Inc/(Dec)	6/30/2011	6/30/2010	Inc/(Dec)
Revenue:
Third-party Software	$15,336	$16,294	-6%	$32,666	$27,328	20%
Engineering Services	6,363	9,659	-34%	13,622	14,592	-7%
Proprietary Software	1,723	952	81%	3,142	1,930	63%

Total Revenue	23,422	26,905	-13%	49,430	43,850	13%

Total Gross Profit	5,107	7,776	-34%	10,357	8,958	16%
Gross Margins:
Third-party Software	17%	15%	13%	15%	14%	7%
Engineering Services	18%	47%	-62%	21%	23%	-9%
Proprietary Software	80%	85%	-6%	81%	85%	-5%

Total Gross Margin	22%	29%	-24%	21%	20%	5%

Total Operating Expenses	5,093	3,783	-35%	9,938	7,826	-27%

Net Income	$21	$3,973	-99%	$205	$533	-62%

Per Share-Diluted	$0.00	$0.39	-100%	$0.02	$0.05	-60%

EBTIDA	$809	$4,349	-81%	$1,928	$1,883	2%

Per Share-Diluted	$0.07	$0.42	-83%	$0.17	$0.18	-6%

Cash and Investments EoQ	$23,224	$17,191	35%	$23,224	$17,191	35%

Notes:

Cash and Investments EoQ includes both short and long-term amounts (long-term at 6/30/11 = $1.0 million).

EBITDA = Earnings before interest, taxes, depreciation, amortization and stock compensation expense and is a non-GAAP measurement (reconciliation provided after financial statement tables).

110 110th Ave. N.E., Suite 200, Bellevue, WA 98004  |  TOLL-FREE: 1.888.820.4500  |  MAIN: 425.519.5900  |  FAX: 425.519.5999  |  www.bsquare.com

©2011 BSQUARE Corporation. All rights reserved. BSQUARE is a registered trademark of BSQUARE Corporation. All other names, product names and trade names, as applicable, are trademarks or registered trademarks of their respective holders.

CEO Commentary on Business and Financial Results

Brian Crowley, chief executive officer of BSQUARE, commented on the current quarter results and business activity, “We have talked for several quarters about various investments the company is making such as our Handset Certification Platform, or HCP, sales expansion in Europe and Asia, and the expansion of our Asia development platform. Some of these investments are still in their infancy and some are just beginning to pay off. For example, I am pleased to report that in Q2 we recognized our first revenue from our HCP installation at our recently announced customer, China Mobile. I also currently expect that we will start a HCP trial with a North American mobile operator in Q3. I am also pleased that we have generated $0.17 per share of EBITDA over the last six months, which is roughly in-line with the baseline of $0.14-0.15 per share, per quarter that we had previously communicated when factoring in the investments we made in the first half of 2011 which totaled roughly $1.0 million, or $0.09 per share, and the service project overruns that negatively affected the quarter.”

Financial Commentary on Three Month Results

•

The decrease in third-party software sales (down $958,000, or 6%) was driven by lower purchasing volumes from several of the Company’s larger Microsoft® General Embedded licensing customers, partially offset by higher Microsoft® Windows Mobile® and Adobe® Flash® product sales;

•

The service revenue decline of $3.3 million, or 34%, was due to a $3.8 million decrease in Ford-related service revenue ($2.5 million of which was due to the cost overrun contract amendment signed in the year-ago quarter), offset partially by higher service revenue in Asia and in North America outside of Ford;

•

The increase in proprietary software revenue (up $771,000, or 81%) was driven by higher royalties from the Company’s Texas Instruments OMAP board support packages and sales of Qualcomm Snapdragon Mobile Development Platform products, as well as increased product support revenue;

•

The 13% (two percentage points) increase in third-party software gross margin was driven by increased sales of higher-margin Adobe Flash products, and lower sales to our top Microsoft General Embedded customers, which are generally lower margin;

•

Service margin decreased 62% (29 percentage points) due primarily to the positive impact in the year-ago quarter of the Ford amendment and reversal of the loss contract accrual as well as the project overruns which negatively affected the current quarter;

•	Operating expenses increased $1.3 million, or 35%, due primarily to the Company’s international expansion and additional stock compensation expense of $380,000, or $0.03 per share; and

•

Quarter-end cash and investments of $23.2 million, including long-term amounts, were up $1.8 million compared to March 31, 2011, and $6.0 million year-over-year. DSO decreased to 52 days in Q2 compared to 55 in Q1.

110 110th Ave. N.E., Suite 200, Bellevue, WA 98004  |  TOLL-FREE: 1.888.820.4500  |  MAIN: 425.519.5900  |  FAX: 425.519.5999  |  www.bsquare.com

©2011 BSQUARE Corporation. All rights reserved. BSQUARE is a registered trademark of BSQUARE Corporation. All other names, product names and trade names, as applicable, are trademarks or registered trademarks of their respective holders.

Outlook

The Company currently has the following expectations for Q3 as compared to the current quarter:

•

Total revenue is expected to be in the range of $24 million to $26 million. Third-party software sales are expected to improve as several customers that overbought in previous quarters are expected to increase purchasing volumes. Service revenue is expected to improve based on existing backlog, elimination of overrun issues and utilization improvement whereas proprietary software is expected to decline due to a decrease in Texas Instrument OMAP BSP royalties;

•	Service gross margin is expected to improve due to elimination of the overrun issues that negatively impacted Q2;

•	Profitability and EBITDA are expected to improve; and

•	Cash and investments are projected to be flat or up slightly.

Conference Call

Management will host a conference call today, August 4, 2011, at 5 p.m. Eastern Time (2 p.m. Pacific Time). To access the call, dial 1-877-941-1428 or 1-480-629-9665 for international callers and reference “BSQUARE Corporation Second Quarter 2011 Earnings Conference Call.” A replay will be available for one week following the call by dialing 1-877-870-5176 or 1-858-384-5517 for international callers; reference pin number 4459309. A live and replay Webcast of the call will be available at www.bsquare.com in the Investor Relations section.

About BSQUARE

BSQUARE is an industry leader with a proven track record in providing production-ready software products, engineering services, solutions and automated testing for smart, connected devices. With deep technical knowledge of mobile and embedded technologies, BSQUARE enables device makers to develop and ship best in class products. Since 1994, BSQUARE has provided satisfied customers with innovative software solutions allowing them to get to market faster with reduced risk and cost. For more information, visit www.bsquare.com.

BSQUARE is a registered trademark of BSQUARE Corporation. All other product and company names herein may be trademarks of their respective owners.

This release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements relating to our projected financial results, including but not limited to, forecasts for revenue, margins, profitability, cash, investments, and potential impairments, or future and potential sales or projects and expectations with respect to specific customers, geographies or products. All of the statements contained herein that do not relate to matters of historical fact should be considered forward-looking statements. Forward-

110 110th Ave. N.E., Suite 200, Bellevue, WA 98004  |  TOLL-FREE: 1.888.820.4500  |  MAIN: 425.519.5900  |  FAX: 425.519.5999  |  www.bsquare.com

©2011 BSQUARE Corporation. All rights reserved. BSQUARE is a registered trademark of BSQUARE Corporation. All other names, product names and trade names, as applicable, are trademarks or registered trademarks of their respective holders.

looking statements involve risks and uncertainties that could cause actual results to differ materially from such statements. There can be no assurance that forward-looking statements will be achieved. Important factors that could cause actual results to differ materially from those indicated in forward-looking statements include: whether we are able to maintain our existing favorable relationships with Microsoft Corporation and Ford Motor Company; risks, uncertainties and changes in financial condition; our ability to execute our product and sales strategies for TestQuest, HCP, and other products and services; intellectual property risks; and risks associated with our international expansion and ongoing operations. Therefore, all forward-looking statements should be considered in light of various important factors including, but not limited to, the risks and uncertainties listed above. Except as required by law, we make no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made. Please also refer to our most recent Quarterly Report on Form 10-Q, Annual Report on Form 10-K and other filings with the SEC for other important risk factors that could cause actual results to differ materially from those indicated in any forward-looking statements.

Company Contact:	Investor Contact:
Scott Mahan, CFO	Brett Maas
BSQUARE Corporation	Hayden IR
425.519.5900	646.536.7331
investorrelations@bsquare.com	brett@haydenir.com

# # #

110 110th Ave. N.E., Suite 200, Bellevue, WA 98004  |  TOLL-FREE: 1.888.820.4500  |  MAIN: 425.519.5900  |  FAX: 425.519.5999  |  www.bsquare.com

©2011 BSQUARE Corporation. All rights reserved. BSQUARE is a registered trademark of BSQUARE Corporation. All other names, product names and trade names, as applicable, are trademarks or registered trademarks of their respective holders.

BSQUARE CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share amounts)

	June 30, 2011	December 31, 2010
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$8,510	$10,814
Short-term investments	13,723	11,329
Accounts receivable, net of allowance for doubtful accounts of $264 at June 30, 2011 and $290 at December 31, 2010	13,393	14,128
Deferred tax assets	119	145
Prepaid expenses and other current assets	780	403

Total current assets	36,525	36,819
Long-term investment	116	122
Equipment, furniture and leasehold improvements, net	759	653
Intangible assets, net	882	1,049
Restricted cash	875	875
Deferred tax assets	2,376	2,495
Other non-current assets	94	83

Total assets	$41,627	$42,096

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Third-party software fees payable	$9,121	$11,132
Accounts payable	372	261
Accrued compensation	2,207	2,497
Other accrued expenses	1,701	1,467
Deferred revenue	1,516	1,417

Total current liabilities	14,917	16,774
Deferred rent	205	240
Shareholders’ equity:
Preferred stock, no par value: 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, no par value: 37,500,000 shares authorized; 10,602,964 shares issued and outstanding at June 30, 2011 and 10,415,541 shares issued and outstanding at December 31, 2010	126,032	124,716
Accumulated other comprehensive loss	(543)	(445)
Accumulated deficit	(98,984)	(99,189)

Total shareholders’ equity	26,505	25,082

Total liabilities and shareholders’ equity	$41,627	$42,096

110 110th Ave. N.E., Suite 200, Bellevue, WA 98004  |  TOLL-FREE: 1.888.820.4500  |  MAIN: 425.519.5900  |  FAX: 425.519.5999  |  www.bsquare.com

©2011 BSQUARE Corporation. All rights reserved. BSQUARE is a registered trademark of BSQUARE Corporation. All other names, product names and trade names, as applicable, are trademarks or registered trademarks of their respective holders.

BSQUARE CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts) (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Revenue:
Software	$17,059	$17,246	$35,808	$29,258
Service	6,363	9,659	13,622	14,592

Total revenue	23,422	26,905	49,430	43,850

Cost of revenue:
Software	13,108	14,032	28,377	23,677
Service	5,207	5,097	10,696	11,215

Total cost of revenue	18,315	19,129	39,073	34,892

Gross profit	5,107	7,776	10,357	8,958
Operating expenses:
Selling, general and administrative	4,108	2,981	8,039	6,117
Research and development	985	802	1,899	1,709

Total operating expenses	5,093	3,783	9,938	7,826

Income from operations	14	3,993	419	1,132
Other income (expense)	34	(5)	42	(493)

Income before income taxes	48	3,988	461	639
Income tax expense	(27)	(15)	(256)	(106)

Net income	$21	$3,973	$205	$533

Basic income per share	$0.00	$0.39	$0.02	$0.05

Diluted income per share	$0.00	$0.39	$0.02	$0.05

Shares used in calculation of income per share:
Basic	10,563	10,157	10,497	10,142

Diluted	11,529	10,287	11,657	10,268

110 110th Ave. N.E., Suite 200, Bellevue, WA 98004  |  TOLL-FREE: 1.888.820.4500  |  MAIN: 425.519.5900  |  FAX: 425.519.5999  |  www.bsquare.com

©2011 BSQUARE Corporation. All rights reserved. BSQUARE is a registered trademark of BSQUARE Corporation. All other names, product names and trade names, as applicable, are trademarks or registered trademarks of their respective holders.

NON-GAAP INFORMATION AND RECONCILIATION TO COMPARABLE GAAP FINANCIAL MEASURES

(In thousands, except per share amounts) (Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2011	2010	2011	2010
EBITDA:
Net income as reported	$21	$3,973	$205	$533
Income tax expense	27	15	256	106
Interest and other income (expense)	(34)	5	(42)	493
Depreciation and amortization	188	238	402	473
Stock-based compensation expense	607	118	1,107	278

EBITDA (1)	$809	$4,349	$1,928	$1,883

EBITDA per diluted share	$0.07	$0.42	$0.17	$0.18

Diluted Shares	11,529	10,287	11,657	10,268

(1)	EBITDA is a non-GAAP financial measure. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. EBITDA is defined as net income (loss) before income taxes, interest income, depreciation and amortization, and stock-based compensation. EBITDA should not be construed as a substitute for net income (loss) or net cash provided by (used in) operating activities (all as determined in accordance with GAAP) for the purpose of analyzing our operating performance, financial position and cash flows, as EBITDA is not defined by GAAP. However, the Company regards EBITDA as a complement to net income and other GAAP financial performance measures, including an indirect measure of operating cash flow.

110 110th Ave. N.E., Suite 200, Bellevue, WA 98004  |  TOLL-FREE: 1.888.820.4500  |  MAIN: 425.519.5900  |  FAX: 425.519.5999  |  www.bsquare.com

©2011 BSQUARE Corporation. All rights reserved. BSQUARE is a registered trademark of BSQUARE Corporation. All other names, product names and trade names, as applicable, are trademarks or registered trademarks of their respective holders.